Exhibit 4.49
ASSUMPTION AGREEMENT
(June 2017 Collateral Agreement)
ASSUMPTION AGREEMENT, dated as of September 24, 2020, made by DRiV Automotive Inc. (the “Additional Grantor”) in favor of Wilmington Trust, National Association (the “Collateral Trustee”), not individually but solely as Collateral Trustee under the Collateral Agreement, dated as of June 29, 2017 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Tenneco Inc. (as successor by merger to Federal-Mogul LLC, a Delaware limited liability company (“Company”)), the Subsidiaries of Company parties thereto and the Collateral Trustee.
W I T N E S S E T H :
WHEREAS, Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Collateral Agreement in favor of the Collateral Trustee for the benefit of the PP&E Indenture Secured Parties;
WHEREAS, the Additional Grantor desires to become a party to the Collateral Agreement as a Grantor thereunder; and
WHEREAS, terms defined in the Collateral Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, IT IS AGREED:
1.Collateral Agreement. By executing and delivering this Assumption
Agreement, the Additional Grantor, as provided in Section 7.11 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.Governing Law. THIS ASSUMPTION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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739343157 00638420

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

DRIV AUTOMOTIVE INC.

By: /s/ Paul D. Novas______
Name:    Paul D. Novas
Title:    Vice President, Finance

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1.01A

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 1.01B

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 1.01C

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 3.02

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 3.06

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 3.07

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 3.09

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement

Supplement to Schedule 4.01

739343157 00638420        DRiV Automotive Inc. – Assumption Agreement
        June 2017 Collateral Agreement